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                                                                 EXHIBIT 23.4


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                         McGLADREY & PULLEN, LLP
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                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus constituting a part of the Form SB-2 Registration Statement (File No. 333-22727) of Aviation Group, Inc. of our report dated January 24, 1997, relating to the financial statements of Casper Air Service, a Wyoming corporation, as of April 30, 1996 and for each of the two years then ended, which are contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                        /s/ McGLADREY & PULLEN, LLP

                                            McGLADREY & PULLEN, LLP


Casper, Wyoming
May 19, 1997